SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 10, 2017

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19550 Seventh Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)            (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01    Entry into Material Definitive Agreement

On July 7, 2017, the Registrant entered into a Separation and Release Agreement with John D. Lamb, its Chief Financial Officer, the terms of which are summarized under Item 5.02, below, incorporated by reference herein.

Item 5.02    Departure of Certain Officers

On July 10, 2017, the Registrant issued a press release concerning the departure of Chief Financial Officer John D. Lamb. That press release is attached as Exhibit 99.1 and its contents are incorporated herein by reference.

In connection with Mr. Lamb’s resignation, he and the Registrant entered into a Separation and Release Agreement dated July 7, 2017. The agreement provides that Mr. Lamb will continue his full-time employment with the Registrant until August 11, 2017, and that he will thereafter serve on an as-needed basis to facilitate the transition of his role to his successor. In exchange for this service and for a complete and final release of claims, Mr. Lamb will be entitled to a continuation of his salary for a period of six months following his termination date, reimbursement of medical and dental insurance premiums for Mr. Lamb and his family during that same period, and an allocation of the award he would be entitled to receive under the Registrant’s Long-Term Incentive Plan for the Registrant’s 2017 fiscal year.

On July 10, 2017, the Registrant named Daemon P. Repp, age 42, as the Registrant’s Director of Finance and principal financial officer, effective on August 11, 2017. Mr. Repp currently serves as Portfolio Manager of the Registrant’s timberland private equity business, having served in that capacity, and previously as Investment Analyst, since his August 2010 hire date. Mr. Repp's annual salary will increase to $170,000 upon his promotion. He will remain eligible to participate in the Registrant's Performance Restricted Unit Plan, and he will become eligible to participate in the Registrant's Long-Term Incentive Plan beginning on January 1, 2018.

Sean M. Tallarico, the Registrant’s Controller and principal accounting officer, will continue in these respective roles.

The Registrant has not made any additional awards or grants to Mr. Repp in connection with this appointment, nor has it entered into any employment agreement with Mr. Repp.

There are no family relationships between Mr. Repp and any director or executive officer of the Registrant and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

Exhibit 99.1    Press Release of the Registrant dated July 10, 2017

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: July 10, 2017            BY:     /s/ Thomas M. Ringo
Thomas M. Ringo
President and Chief Executive Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

Exhibit 99.1

Press Release of the Registrant dated July 10, 2017